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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 27, 2004, except as to Note 15 which is as of May 7, 2004, relating to the consolidated financial statements of Animas Corporation and subsidiary which appear in Animas Corporation's Registration Statement on Form S-1 (No. 333-113008) filed with the Securities and Exchange Commission, which is incorporated by reference in this Registration Statement.

/s/ KPMG LLP

Philadelphia, Pennsylvania
May 19, 2004